UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2008

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1–6263	36–2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 25, 2008, AAR Aircraft Services, Inc., an Illinois corporation (the “Company”) and a wholly-owned subsidiary of AAR CORP., a Delaware corporation (“AAR”), and AHM Holding Corp., a Delaware corporation (“Seller”), Avborne Heavy Maintenance, Inc., a Florida corporation (“AHM”), Aviation Maintenance Staffing, Inc., a Delaware corporation (“AMS”), and the shareholders of Seller entered into a stock purchase agreement (“Purchase Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will acquire from Seller, the sole shareholder of AHM and AMS, all of the issued and outstanding common stock of AHM and AMS, and AHM and AMS will each become a direct wholly-owned subsidiary of the Company and an indirect, wholly-owned subsidiary of AAR.

The aggregate purchase price consideration under the Purchase Agreement, subject to a post-closing net book value adjustment, is $40,000,000.  Of the aggregate consideration, approximately $25,000,000 will be represented by the assumption of existing debt of AHM pursuant to a promissory note entered into in connection with the issuance of industrial revenue bonds by the Miami-Dade Industrial Development Authority, and approximately $15,000,000 will be paid in cash of which $2,000,000 will be deposited in an escrow fund to secure certain indemnification obligations of the Seller.

The parties have made customary representations, warranties, and covenants in the Purchase Agreement.  Under the Purchase Agreement, the Seller, AHM and AMS agreed, among other things, to conduct the business of AHM and AMS between signing and closing in the ordinary course consistent with past practice, and AHM and AMS are restricted from taking certain actions without obtaining the prior written consent of the Company.

The consummation of the acquisition remains subject to satisfaction of customary closing conditions.  The parties currently anticipate that the acquisition will be consummated and become effective during the fourth quarter of AAR’s fiscal year 2008.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  A copy of the Purchase Agreement is filed as Exhibit 2.1, and is incorporated into this Item 1.01 by reference.

The Purchase Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about AAR, the Company, AHM or AMS.  The Purchase Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement.  Moreover, certain representations and warranties in the Purchase Agreement are for the purpose of allocating risk, rather than establishing matters as facts.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important respects by the underlying disclosure schedules.

Item 8.01.   Other Events.

On February 26, 2008, AAR issued a press release announcing the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)              Exhibits

Exhibit Number	Description

2.1

Stock Purchase Agreement by and between AAR Aircraft Services, Inc., AHM Holding Corp., Avborne Heavy Maintenance, Inc., Aviation Maintenance Staffing, Inc., and the Shareholders of AHM Holding Corp. dated as of February 25, 2008.

99.1	Press Release issued by AAR CORP. dated February 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 29, 2008

AAR CORP.

	By	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President – Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Stock Purchase Agreement by and between AAR Aircraft Services, Inc., AHM Holding Corp., Avborne Heavy Maintenance, Inc., Aviation Maintenance Staffing, Inc., and the Shareholders of AHM Holding Corp. dated as of February 25, 2008.

99.1	Press Release issued by AAR CORP. dated February 26, 2008.